QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of VIST Financial Corp. (the "Company") of our reports dated March 31, 2010 relating to the consolidated financial statements and the effectiveness of the Company's internal control over financial reporting, which appear in the Company's Annual Report on Form 10-K for the year ended December 31, 2009.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ Parente Beard LLC

ParenteBeard LLC
Reading, Pennsylvania
April 23, 2010

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm